Exhibit 99.1

SKILLED HEALTHCARE GROUP EXPLORING STRATEGIC ALTERNATIVES

FOOTHILL RANCH, Calif. - April 11, 2011 - Skilled Healthcare Group, Inc. (NYSE: SKH) today announced that its Board of Directors has engaged J.P. Morgan Securities LLC to assist the company in exploring strategic alternatives to maximize stockholder value, including a potential sale of the company's real estate assets or the whole company. While the company maintains a positive outlook for its performance as a standalone entity, its Board of Directors has recognized the current favorable market conditions and determined that a strategic transaction may enhance stockholder value. However, there can be no assurance that the Board of Directors will ultimately conclude that a strategic transaction is in the best interests of the Company or its stockholders at this time, or that the exploratory process will result in a transaction being consummated. No timetable has been set for completion of the Board of Directors' review, and the Company does not intend to announce further developments in the process until the Board of Directors either completes its review or the Company enters into a transaction.

About Skilled Healthcare Group, Inc.
Skilled Healthcare Group, Inc., based in Foothill Ranch, California, is a holding company with subsidiary healthcare services companies, which in the aggregate had trailing twelve month revenue of approximately $820 million and approximately 14,600 employees as of December 31, 2010. Skilled Healthcare Group and its wholly-owned companies, collectively referred to as the "Company", operate long-term care facilities and provide a wide range of post-acute care services, with a strategic emphasis on sub-acute specialty health care. The Company operates long-term care facilities in California, Iowa, Kansas, Missouri, Nebraska, Nevada, New Mexico and Texas, including 74 skilled nursing facilities that offer sub-acute care and rehabilitative and specialty health skilled nursing care, and 22 assisted living facilities that provide room and board and social services. In addition, the Company provides physical, occupational and speech therapy in Company-operated facilities and unaffiliated facilities. Furthermore, the Company provides hospice and home health care in Arizona, California, Idaho, Nevada, Montana and New Mexico. The Company leases 5 skilled nursing facilities in California to a third party operator. References made in this release to "Skilled Healthcare", "the Company", "we", "us" and "our" refer to Skilled Healthcare Group, Inc. and each of its wholly-owned companies. More information about Skilled Healthcare is available at its Web site -- www.skilledhealthcaregroup.com.

Forward-Looking Statements
This release includes "forward-looking statements". You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as "may," "will," "project," "might," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," "continue" or "pursue," or the negative or other variations thereof or comparable terminology. In particular, they include the statements regarding the Company's exploration of potential strategic alternatives. These forward-looking statements are based on current expectations and projections about future events, including the assumptions stated in this release.

Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Skilled Healthcare may differ materially from that expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, the factors described in Skilled Healthcare's Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission (including the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained therein) and in our subsequent reports on Form 10-Q and Form 8-K.

Any forward-looking statements are made only as of the date of this release. Skilled Healthcare disclaims any obligation to update the forward-looking statements. Investors are cautioned not to place undue reliance on forward-looking statements.

Investor Contact:
Skilled Healthcare Group, Inc.
Dev Ghose or Shelly Hubbard
(949) 282-5800